                               THIRD RESTATED BYLAWS
                                         OF
                                   CIMA LABS INC.


                                ARTICLE I.  OFFICES.

       Section 1. OFFICES. The corporation shall have a registered office, a principal office and such other offices as the Board of Directors (the "Board") may determine. The Board is granted full power and authority to change any of said offices at any time.


                             ARTICLE II.  STOCKHOLDERS.

       Section I. PLACE OF MEETINGS. Meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Delaware which may be designated by the Board.

       Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

       Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer or the President. Upon request in writing to the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

       Section 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

       Notice of a stockholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States' mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

       Section 5. NOTICE OF BUSINESS. At any regular or special meeting of stockholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to


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Article II Section 6 of these Bylaws) may be conducted as shall be appropriate for consideration at the meeting of stockholders and as shall have been brought before the meeting (i) by or at the direction of the Board, or (ii) by any stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 5.

              (a) TIMING OF NOTICE. For such business to be properly brought before any regular or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of stockholders of the corporation is called in accordance with Article II
Section 3 of these Bylaws for any purpose other than electing directors to the Board or if a regular meeting other than an annual meeting is held, for a stockholder's notice of any such business to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as required above.

              (b) CONTENT OF NOTICE. A stockholder's notice to the corporation shall set forth as to each matter the stockholder proposes to bring before the regular or special meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (y) the class or series (if any) and number of shares of the corporation that arc beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business.

              (c) CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE. Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 5 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting pursuant to Article II Sections 3 and 4 of these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with these Bylaws.

              (d) PUBLIC ANNOUNCEMENT. For purposes of this Article II Sections 5 and 6 of these Bylaws, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Article II Sections 3 and 4 of these Bylaws.


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

              Section 6. NOTICE OF NOMINATIONS OF DIRECTIONS. Only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors at stockholder meetings. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 6.

              (a) TIMING OF NOTICE. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice of nominations to be made at an annual meeting of stockholders must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of stockholders of the corporation is called in accordance with Article II
Section 3 of these Bylaws for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a stockholder's notice of nominations to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of stockholders shall not commence a new time period for the giving of a stockholder's notice as described above.

              (b) CONTENT OF NOTICE. A stockholder's notice of nomination for a regular or special meeting of stockholders shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) such person's name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including Rule 14a-11 thereof, or any successor thereto, and (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class or series (if any) and number of shares of the corporation that are beneficially owned by such stockholder and (iii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder's notice of nomination that pertains to a nominee.

              (c) CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 6. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 6 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

       Section 7. QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a


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quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; PROVIDED, HOWEVER, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

       Section 8. VOTNG. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; PROVIDED, HOWEVER, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

       Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

       Section 9. RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful actions. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

       Section 10. CONSENT OF ABSENTEES; WAIVER OF NOTICE. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had a meeting been duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.

       Section 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting; PROVIDED,


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HOWEVER, that no proxy shall be valid after expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

       Section 12. JUDGES OF ELECTION. The Board may appoint a Judge or Judges of Election for any meeting of stockholders. Such Judges shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges need not be stockholders, and any officer of the corporation may be a Judge on any position other than a vote for or against a proposal in which such person shall have a material interest.

       Section 13. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                              ARTICLE III.  DIRECTORS.

       Section 1. POWERS. Subject to the limitations of the Certificate of Incorporation or these Bylaws or the Delaware General Corporation Law relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to management or other persons provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

       Section 2. NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be fixed from time to time by resolution adopted by the Board.

       Section 3. ELECTION AND TERM OF OFFICE. Directors shall be elected at the annual meeting of stockholders and each director shall hold office until his successor is elected and qualified or until his death, retirement, earlier resignation or removal.

       Section 4. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. Any vacancy in the Board or increase in the authorized number of directors may be filled for the unexpired term by a majority of the directors then in office. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

       Section 5. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.


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       Section 6.  REGULAR MEETINGS.  Regular meetings of the Board shall be held without call at such dates, times and places as the Board may establish from time to time. Call and notice of all regular meetings of the Board are hereby dispensed with.

       Section 7. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary or by any two (2) directors.

       Special meetings of the Board shall be held upon four (4) days' written notice or forty-eight (48) hours' notice given personally or by telephone, facsimile transmission or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

       Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

       Section 8. QUORUM. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, PROVIDED, HOWEVER, that such majority shall constitute at least one-third of the whole Board. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

       Section 9. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

       Section 10. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed, and wherever held, are as valid as though a meeting had been duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       Section 11. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.


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       Section 12.  FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

       Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board or committee thereof may be taken without a meeting if all members of the Board or committee shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board or committee and shall be filed with the minutes of the proceedings of the Board or committee.

       Section 14. COMMITTEES. The Board may appoint one (1) or more committees, each consisting of two (2) or more directors, and delegate to such committees any of the authority of the Board as the Board may lawfully delegate pursuant to the Delaware General Corporation Law.

       Any such committee must be appointed by resolution adopted by a majority of the whole board of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which the proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

       Section 15. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all the books, records and documents of every kind and to inspect physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.


                               ARTICLE IV.  OFFICERS.

       Section 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer; PROVIDED, HOWEVER, that in its discretion the Board may determine not to appoint any one or more of such officers. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Financial Officers, and such other officers as may be elected or appointed in accordance with the provisions of
Section 2 of this Article.

       Section 2. APPOINTMENT OF OFFICERS. The officers of the corporation shall be appointed by the Board of Directors or the Chairman of the Board. Each of these officers shall hold office for such period and shall have such authority and perform such duties as are prescribed by these Bylaws or determined from time to time by the Board of Directors or the Chairman of the Board.

       Section 3. REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.


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

       Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

       Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be assigned by the Board.

       Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board, the committees of the Board and the Chairman of the Board, is the general manager of the corporation. The Chief Executive Officer shall have supervising authority over and may exercise general executive power concerning the supervision, direction and control of the business and officers of the corporation, with the authority from time to time to delegate to the President and other officers such executive powers and duties as the Chief Executive Officer may deem advisable. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and the stockholders.

       Section 7. PRESIDENT. The President is the chief operating officer of the corporation and, subject to the control of the Board, the committees of the Board, the Chairman of the Board and the Chief Executive Officer, has supervisory authority over and may exercise general executive powers concerning the operations, business and subordinate officers of the corporation, with the authority from time to time to delegate to other officers such executive powers and duties as the President may deem advisable. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of President of a corporation and such other powers and duties as may be prescribed by the Board.

       Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

       Section 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, and the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office or business office.

       The Secretary shall keep, or cause to be kept, at the principal office a share register, or a duplicate share register, showing the name of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

       The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

       Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all times be open to inspection by any director.

       The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

       The Financial Officer or Officers, who are subordinate to the Chief Financial Officer, if any, shall, in the absence or disability of the Chief Financial Officer, or at his request, or if a vacancy shall exist perform his duties and exercise his powers and authority, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       Section 11. CONTROLLER. The Controller is the Chief Accounting Officer of the corporation. The Controller shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares.
The Controller is responsible for the formulation of the corporation's accounting policies, procedures and practices, and the preparation of the corporation's financial reports. The Controller shall establish and administer a plan for the financial control of the corporation and compare performance with that plan. The Controller shall have such other powers and duties as the Board of Directors may from time to tine prescribe.


                                 ARTICLE V.  STOCK.

       Section 1. FORM OF STOCK CERTIFICATE. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer or a subordinate Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares owned in the corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

       If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such


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preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       Section 2. TRANSFERS OF STOCK. Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the lost, stolen or destroyed certificate.

       Section 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.


                           ARTICLE VI.  OTHER PROVISIONS.

       Section 1. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Chief Financial Officer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

       Section 2.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The
Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Secretary or any other officer or officers authorized by the Board or the Chairman of the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.


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       Section 3.  SEAL.  The corporation shall have no corporate seal.

       Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

       Section 5. DIVIDENDS. Dividends on the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

       Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall determine to be in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                           ARTICLE VII.  INDEMNIFICATION.

       The corporation shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by the Delaware General Corporation Law, as now enacted or hereafter amended. The Board may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article, all in the manner, under the circumstances and to the extent permitted by the Delaware General Corporation Law, as now enacted or hereafter amended.


                             ARTICLE VIII.  AMENDMENTS.

       These Bylaws may be amended or repealed in accordance with the Certificate of Incorporation.


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